Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE:

DCT INDUSTRIAL TRUST® REPORTS

THIRD quarter 2014 results

FFO of $0.12 per Share in Q3

Same-Store NOI Growth of 6.2 Percent on a Cash Basis and 5.9 Percent on a GAAP Basis

Consolidated Operating Occupancy Increased 60 Basis Points to 93.5 Percent in Q3

Rent Growth of 12.9 Percent on a GAAP Basis and 5.7 Percent on a Cash Basis

Since June 30, Acquired 2.7 Million Square Feet for $179.7 Million;

Sold 5.4 Million Square Feet and 46.0 Acres for $217.3 Million, Exiting Columbus, OH

Since June 30, Commenced Construction on 1.8 Million Square Feet and Acquired 42.9 Acres for the Development of an Additional 538,000 Square Feet

Company Raised FFO Guidance

DENVER, October 30, 2014 – DCT Industrial Trust® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the quarter ending September 30, 2014.

“DCT had an excellent quarter. Our operating business continues to perform very well and we took another big step forward with our portfolio repositioning through the sale of all of our Columbus assets at favorable pricing,” said Phil Hawkins, Chief Executive Officer of DCT Industrial. “The efforts of our market teams combined with the results of active portfolio management and strong market fundamentals show in our key operating metrics. Leasing activity, portfolio occupancy, rent spreads and same-store NOI growth all came in at levels that met or exceeded our expectations and bode well for the future.”

Funds from operations, as adjusted, attributable to common stockholders and unitholders (“FFO”) for Q3 2014 totaled $43.7 million, or $0.12 per diluted share, compared with $39.3 million, or $0.12 per diluted share, for Q3 2013. These results exclude $0.7 million and $0.4 million of acquisition costs for the quarters ending September 30, 2014 and 2013, respectively.

FFO for the nine months ending September 30, 2014 totaled $124.2 million, or $0.36 per diluted share, compared with $106.2 million or $0.34 per diluted share, for the same period in 2013. These results exclude $2.1 million and $1.6 million of acquisition costs for the nine months ending September 30, 2014 and 2013, respectively.

Net income attributable to common stockholders for Q3 2014 was $12.4 million, or $0.04 per diluted share, compared with net loss attributable to common stockholders of $10.2 million, or $0.03 per diluted share, reported for Q3 2013. Net income attributable to common stockholders for the nine months ending September 30, 2014 was $19.5 million, or $0.06 per diluted share, compared with net income of $1.9 million, or $0.00 per diluted share, for the nine months ending September 30, 2013.

Property Results and Leasing Activity

As of September 30, 2014, DCT Industrial owned 401 consolidated operating properties, totaling 64.9 million square feet, with occupancy of 93.5 percent, an increase of 60 basis points over Q2 2014 and an increase of 70 basis points over Q3 2013. Also, approximately 1.0 million square feet, or 1.6 percent of DCT Industrial’s total consolidated portfolio was leased but not occupied at September 30, 2014.

In Q3 2014, the Company signed leases totaling 2.9 million square feet with rental rates increasing 12.9 percent on a GAAP basis and 5.7 percent on a cash basis, compared to the corresponding expiring leases. Over the previous four quarters, rental rates on signed leases increased 13.1 percent on a GAAP basis and 5.1 percent on a cash basis. The Company’s tenant retention rate was 69.0 percent in Q3 2014.

Net operating income (“NOI”) was $61.3 million in Q3 2014, compared with $53.3 million in Q3 2013. In Q3 2014 same-store NOI, excluding revenue from lease terminations, increased 5.9 percent on a GAAP basis and 6.2 percent on a cash basis, when compared to Q3 2013. Same-store occupancy averaged 94.1 percent in Q3 2014, an increase of 150 basis points over Q3 2013. Same-store occupancy as of September 30, 2014 was 93.9 percent.

Investment Activity

Acquisitions

Since June 30, 2014, DCT Industrial acquired 16 buildings for $179.7 million. Totaling 2.7 million square feet, these buildings were 77.2 percent occupied at the time of closing. The Company expects a year-one weighted-average cash yield of 3.6 percent and anticipates a weighted-average cash yield of 6.1 percent on the acquired assets.

The table below summarizes acquisitions since June 30, 2014:

Market	Submarket	Square Feet	Occupancy	Closed	Anticipated Yield*
Houston, TX (2 buildings)	Northwest	178,000	0.0%	July-14	7.0%
Chicago, IL	I-55	650,000	100.0%	Aug-14	5.7%
Houston, TX	Northloop	98,000	0.0%	Aug-14	7.1%
Chicago, IL	O'Hare	228,000	5.6%	Aug-14	6.9%
Northern California	Central Valley	750,000	100.0%	Sept-14	4.9%
Southern California	Carlsbad	111,000	44.0%	Sept-14	7.1%
Seattle, WA	Sumner	120,000	100.0%	Sept-14	6.5%
New Jersey	Exit 10/Route 287	64,000	0.0%	Oct-14	5.2%
Houston, TX	Northwest	39,000	100.0%	Oct-14	6.8%
Phoenix, AZ (5 buildings)	Tempe/Airport	355,000	97.6%	Oct-14	6.8%
Atlanta, GA	I-75 Northwest	151,000	100.0%	Oct-14	6.5%
Total/Weighted Average		2,744,000	77.2%		6.1%

*Anticipated yield represents year-one cash yield for stabilized acquisitions and projected stabilized cash yield for value-add acquisitions.

Redevelopment

The acquisitions in the table above include two redevelopment properties. The first building, located in the Northloop submarket of Houston, was vacant at the time of acquisition. The Company has executed a full-building lease which will commence after renovations are complete. The second redevelopment property, located in the O’Hare submarket of Chicago, is 5.6 percent occupied and will undergo extensive renovations while being actively marketed for lease.

Development

In July, DCT Industrial executed a 203,000 square foot lease for DCT 55, which will stabilize the 604,000 square foot building located in the I-55 submarket of Chicago; and executed a 105,000 square foot lease for DCT Sumner South Distribution Center, bringing the 188,000 square foot building located in the South Kent Valley submarket of Seattle, to 56.0 percent leased. In September, the Company executed a 15,000 square foot lease for DCT Beltway Tanner Business Park, which will stabilize the 133,000 square foot building located in the Northwest submarket of Houston.

Since June 30, 2014, the Company purchased 42.9 acres of land for $10.0 million comprised of 36.0 acres in the Lehigh Valley submarket of Pennsylvania for development of DCT Chrin Commerce Centre, a 426,000 square foot building, and 6.9 acres in the O’Hare submarket of Chicago for the development of DCT O’Hare Logistics Center, a 112,000 square foot building.

Development projects started since June 30, 2014:

•	DCT White River Corporate Center Phase II South, a 63,000 square foot building located in the South Kent Valley submarket of Seattle. The project is slated for completion in Q1 2015.
•	DCT Chrin Commerce Centre, a 426,000 square foot building located in the Lehigh Valley submarket of Pennsylvania. The project is slated for completion in Q2 2015.
•

8th & Vineyard buildings C, D, and E, located in the Inland Empire West submarket of Southern California. Buildings C and E are build-to-suits for sale totaling 95,000 square feet, while building D is a 64,000 square foot speculative development. All three buildings are slated for completion in Q1 2015.

•	DCT Frankford Trade Center, an 82,000 square foot building located in the Northwest submarket of Dallas. The building is slated for completion in Q1 2015.
•	DCT River West, a 733,000 square foot building located in the I-20/West submarket of Atlanta. The building is slated for completion in Q1 2015.
•	DCT Northwest Crossroads Logistics Centre II, a 320,000 square foot building located in the Northwest submarket of Houston. The building is slated for completion in Q1 2015.

Dispositions

Since June 30, 2014, DCT Industrial sold 25 buildings totaling 5.4 million square feet. This includes approximately 3.5 million square feet in Columbus marking the Company’s exit from that market. Additionally, the Company sold 46.0 acres of land located in the Northern submarket of Cincinnati. These transactions generated total gross proceeds of $217.3 million and have an expected year-one weighted average cash yield of 6.7 percent.

The table below summarizes the dispositions since June 30, 2014:

Market	Submarket	Square Feet	Occupancy	Closed
New Jersey*	Essex County/Fairfield	107,000	100.0%	July-14
Baltimore/DC (3 buildings)	Harford County	347,000	100.0%	July-14
New Jersey (2 buildings)	Newcastle County	275,000	97.1%	July-14
New Jersey (2 buildings)	Delaware County	160,000	96.9%	July-14
Cincinnati, OH (2 buildings)	Northern	840,000	100.0%	Aug-14
Atlanta, GA*	Northwest	52,000	0.0%	Aug-14
Dallas, TX*	Great Southwest	21,000	0.0%	Sept-14
Columbus, OH (12 buildings)		3,480,000	97.7%	Oct-14
Pennsylvania*	Lehigh Valley	112,000	0.0%	Oct-14
Total/Weighted Average		5,394,000	94.8%

*Building sold to a user.

Capital Markets

Since June 30, 2014, DCT Industrial raised $40.8 million in net proceeds from the sale of common stock through its “at the market” equity offering.  The Company issued approximately 5.3 million shares at an average price of $7.87 per share. The proceeds were used for acquisitions, development activities and for general corporate purposes.

Dividend

DCT Industrial’s Board of Directors has declared a $0.28 per share quarterly cash dividend (reflecting the impact of the previously announced reverse stock split), payable on January 10, 2015 to stockholders of record as December 24, 2014.

Guidance

The Company raised the bottom end and narrowed 2014 FFO guidance, as adjusted, to $1.87 to $1.92 per diluted share, up from $1.84 to $1.92 per diluted share (reflecting the impact of the previously announced reverse stock split). Additionally, net income attributable to common stockholders and unitholders is expected to be between $0.22 and $0.27 per diluted share.

The Company’s FFO guidance excludes acquisition costs.

Conference Call Information

DCT Industrial will host a conference call to discuss Q3 2014 results on Friday, October 31, 2014 at 11:00 a.m. Eastern Time.  Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 506-6112 or (412) 902-6686. A telephone replay will be available through Friday, November 14, 2014 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10053316.  A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com.  A webcast replay will also be available shortly following the call until October 31, 2015.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust®

DCT Industrial is a leading industrial real estate company specializing in the acquisition, development, leasing and management of bulk distribution and light industrial properties in high-volume distribution markets in the U.S.  As of September 30, 2014, the Company owned interests in approximately 74.3 million square feet of properties leased to approximately 900 customers. DCT maintains a Baa2 rating from Moody’s Investors Service and a BBB- from Standard & Poor’s Rating Services. Additional information is available at www.dctindustrial.com.

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CONTACT:

Melissa Sachs

DCT Industrial Trust

303-597-2400

investorrelations@dctindustrial.com

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DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	September 30,	December 31,
	2014	2013
ASSETS	(unaudited)
Land	$917,627	$883,804
Buildings and improvements	2,661,452	2,615,879
Intangible lease assets	85,732	82,758
Construction in progress	130,879	88,610
Total investment in properties	3,795,690	3,671,051
Less accumulated depreciation and amortization	(678,740)	(654,097)
Net investment in properties	3,116,950	3,016,954
Investments in and advances to unconsolidated joint ventures	99,229	124,923
Net investment in real estate	3,216,179	3,141,877
Cash and cash equivalents	26,326	32,226
Restricted cash	3,526	12,621
Deferred loan costs, net	8,584	10,251
Straight-line rent and other receivables, net of allowance for doubtful accounts of $886 and $2,178, respectively	50,988	46,247
Other assets, net	18,084	14,545
Assets held for sale	115,446	8,196
Total assets	$3,439,133	$3,265,963

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$85,496	$63,281
Distributions payable	24,807	23,792
Tenant prepaids and security deposits	26,378	28,542
Other liabilities	11,874	10,122
Intangible lease liabilities, net	22,791	20,389
Line of credit	132,000	39,000
Senior unsecured notes	1,122,566	1,122,407
Mortgage notes	286,290	290,960
Liabilities related to assets held for sale	3,373	278
Total liabilities	1,715,575	1,598,771

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	-	-
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	-	-
Common stock, $0.01 par value, 500,000,000 shares authorized 335,052,587 and 320,265,949 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	3,351	3,203
Additional paid-in capital	2,622,636	2,512,024
Distributions in excess of earnings	(991,241)	(941,019)
Accumulated other comprehensive loss	(27,860)	(30,402)
Total stockholders’ equity	1,606,886	1,543,806
Noncontrolling interests	116,672	123,386
Total equity	1,723,558	1,667,192
Total liabilities and equity	$3,439,133	$3,265,963

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
REVENUES:
Rental revenues	$84,285	$73,111	$250,206	$209,744
Institutional capital management and other fees	322	619	1,394	2,139
Total revenues	84,607	73,730	251,600	211,883

OPERATING EXPENSES:
Rental expenses	9,672	8,779	31,507	26,073
Real estate taxes	13,288	11,032	40,196	33,218
Real estate related depreciation and amortization	37,842	32,843	111,545	94,634
General and administrative	6,727	6,120	21,059	19,823
Impairment losses	900	-	5,635	-
Casualty and involuntary conversion (gain) loss	14	(294)	(326)	(296)
Total operating expenses	68,443	58,480	209,616	173,452
Operating income	16,164	15,250	41,984	38,431

OTHER INCOME (EXPENSE):
Development profit, net of taxes	-	-	2,016	268
Equity in earnings of unconsolidated joint ventures, net	892	759	5,202	1,721
Gain on business combination	-	-	1,000	-
Gain on dispositions of real estate interests	10,230	-	11,647	-
Interest expense	(16,078)	(15,141)	(48,316)	(47,328)
Interest and other income	1,577	83	1,582	310
Income tax benefit (expense) and other taxes	73	59	257	(373)
Income (loss) from continuing operations	12,858	1,010	15,372	(6,971)
Income (loss) from discontinued operations	352	(11,793)	5,576	9,491
Consolidated net income (loss) of DCT Industrial Trust Inc.	13,210	(10,783)	20,948	2,520
Net (income) loss attributable to noncontrolling interests	(801)	626	(1,421)	(589)
Net income (loss) attributable to common stockholders	12,409	(10,157)	19,527	1,931
Distributed and undistributed earnings allocated to participating securities	(171)	(173)	(507)	(519)
Adjusted net income (loss) attributable to common stockholders	$12,238	$(10,330)	$19,020	$1,412

EARNINGS PER COMMON SHARE - BASIC
Income (loss) from continuing operations	$0.04	$0.00	$0.04	$(0.03)
Income (loss) from discontinued operations	0.00	(0.03)	0.02	0.03
Net income (loss) attributable to common stockholders	$0.04	$(0.03)	$0.06	$0.00

EARNINGS PER COMMON SHARE - DILUTED
Income (loss) from continuing operations	$0.04	$0.00	$0.04	$(0.03)
Income (loss) from discontinued operations	0.00	(0.03)	0.02	0.03
Net income (loss) attributable to common stockholders	$0.04	$(0.03)	$0.06	$0.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	333,562	304,768	328,908	292,352
Diluted	334,764	305,673	330,034	292,352

Distributions declared per common share	$0.07	$0.07	$0.21	$0.21

Reconciliation of Net Income Attributable to Common Stockholders to Funds from Operations

(unaudited, in thousands, except per share and unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of net income (loss) attributable to common stockholders to FFO:
Net income (loss) attributable to common stockholders	$12,409	$(10,157)	$19,527	$1,931
Adjustments:
Real estate related depreciation and amortization	37,842	34,732	111,545	101,593
Equity in earnings of unconsolidated joint ventures, net	(892)	(759)	(5,202)	(1,721)
Equity in FFO of unconsolidated joint ventures	2,728	2,735	7,990	7,530
Impairment losses on depreciable real estate	900	13,279	5,767	13,279
Gain on business combination	-	-	(1,000)	-
Gain on dispositions of real estate interests	(10,500)	(75)	(17,034)	(17,614)
Gain on dispositions of non-depreciable real estate	-	-	98	31
Noncontrolling interest in the above adjustments	(1,640)	(3,227)	(5,680)	(7,066)
FFO attributable to unitholders	2,103	2,320	6,153	6,602
FFO attributable to common stockholders and unitholders(1)	42,950	38,848	122,164	104,565
Adjustments:
Acquisition costs	716	443	2,050	1,648
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$43,666	$39,291	$124,214	$106,213

FFO per common share and unit — basic and diluted	$0.12	$0.12	$0.35	$0.33

FFO, as adjusted, per common share and unit — basic and diluted	$0.12	$0.12	$0.36	$0.34

FFO weighted average common shares and units outstanding:
Common shares for earnings per share - basic	333,562	304,768	328,908	292,352
Participating securities	2,485	2,526	2,400	2,445
Units	17,152	18,620	17,443	19,513
FFO weighted average common shares, participating securities and units outstanding – basic	353,199	325,914	348,751	314,310
Dilutive common stock equivalents	1,202	905	1,126	868
FFO weighted average common shares, participating securities and units outstanding – diluted	354,401	326,819	349,877	315,178

(1)	Funds from Operations, FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT).

Guidance

The Company is providing the following guidance:

	Range for the Full-Year
	2014
	Low	High
Guidance:
Earnings per common share - diluted	$0.22	$0.27
Real estate related depreciation and amortization(1)	1.75	1.75
Impairment and acquisition costs	0.10	0.10
Gains on sale of depreciated property	(0.20)	(0.20)
FFO, as adjusted, per common share and unit-diluted(2)	$1.87	$1.92

 The above guidance reflects the impact of the previously announced reverse stock split.

    (1) Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.

    (2) The Company’s FFO guidance excludes acquisition costs.

The following table shows the calculation of our Fixed Charge Coverage for the three and nine months ended

September 30, 2014 and 2013 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income (loss) attributable to common stockholders(1)	$12,409	$(10,157)	$19,527	$1,931
Interest expense	16,078	15,141	48,316	47,328
Proportionate share of interest expense from unconsolidated joint ventures	369	398	1,047	1,257
Real estate related depreciation and amortization	37,842	34,732	111,545	101,593
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,344	1,478	4,155	4,440
Income tax (benefit) expense and other taxes	(73)	(42)	(225)	390
Stock-based compensation	1,190	1,030	3,410	2,905
Noncontrolling interests	801	(626)	1,421	589
Non-FFO gain on business combination	-	-	(1,000)	-
Non-FFO gain on dispositions of real estate interests	(10,500)	(75)	(16,936)	(17,583)
Impairment losses	900	13,279	5,767	13,279
Adjusted EBITDA	$60,360	$55,158	$177,027	$156,129

CALCULATION OF FIXED CHARGES
Interest expense	$16,078	$15,141	$48,316	$47,328
Capitalized interest	2,160	2,107	6,119	6,058
Amortization of loan costs and debt premium/discount	(127)	(55)	(383)	(155)
Other noncash interest expense	(1,027)	(1,000)	(3,078)	(3,000)
Proportionate share of interest expense from unconsolidated joint ventures	369	398	1,047	1,257
Total fixed charges	$17,453	$16,591	$52,021	$51,488

Fixed charge coverage	3.5	3.3	3.4	3.0

(1)	Includes amounts related to discontinued operations, when applicable.

The following table is a reconciliation of our reported income (loss) from continuing operations to our net operating income for the three and nine months ended September 30, 2014 and 2013 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of income (loss) from continuing operations to NOI:
Income (loss) from continuing operations	$12,858	$1,010	$15,372	$(6,971)
Income tax (benefit) expense and other taxes	(73)	(59)	(257)	373
Interest and other income	(1,577)	(83)	(1,582)	(310)
Interest expense	16,078	15,141	48,316	47,328
Equity in earnings of unconsolidated joint ventures, net	(892)	(759)	(5,202)	(1,721)
General and administrative	6,727	6,120	21,059	19,823
Real estate related depreciation and amortization	37,842	32,843	111,545	94,634
Impairment losses	900	-	5,635	-
Development profit, net of taxes	-	-	(2,016)	(268)
Gain on business combination	-	-	(1,000)	-
Gain on dispositions of real estate interests	(10,230)	-	(11,647)	-
Casualty and involuntary conversion (gain) loss	14	(294)	(326)	(296)
Institutional capital management and other fees	(322)	(619)	(1,394)	(2,139)
Total GAAP net operating income	61,325	53,300	178,503	150,453
Less net operating income - non-same store properties	(8,761)	(3,390)	(35,107)	(12,200)
Same store GAAP net operating income	52,564	49,910	143,396	138,253
Less revenue from lease terminations	(260)	(517)	(1,161)	(828)
Add early termination straight-line rent adjustment	59	57	420	310
Same store GAAP net operating income, excluding revenue from lease terminations	52,363	49,450	142,655	137,735
Less straight-line rents, net of related bad debt expense	(632)	(720)	(3,054)	(2,053)
Less amortization of above/(below) market rents	(394)	(404)	(1,038)	(1,184)
Same store cash net operating income, excluding revenue from lease terminations	$51,337	$48,326	$138,563	$134,498

Financial Measures

Net operating income (“NOI”) is defined as rental revenues, including expense reimbursements, less rental expenses and real estate taxes, which excludes institutional capital management fees, depreciation, amortization, casualty gains, impairment, general and administrative expenses, equity in (earnings) loss of unconsolidated joint ventures,  interest expense, interest and other income and income tax expense and other taxes.  We consider NOI to be an appropriate supplemental performance measure because it reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, amortization, impairment, general and administrative expenses, interest income and interest expense.  Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating income.  However those measures should not be viewed as alternative measures of our financial performance since they exclude expenses which could materially impact our results of operations.  Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI, same store NOI (excluding revenue from lease terminations), and cash basis same store NOI (excluding revenue from lease terminations).  Therefore, we believe net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure.  However, DCT Industrial considers Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.  NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.  FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures.  We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO.  Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure.  We also present FFO excluding acquisition costs, debt modification costs and impairment losses on properties which are not depreciable.  We believe that FFO excluding acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.  Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net income (loss) attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses, and proportionate share of interest, depreciation and amortization from unconsolidated joint ventures, and excludes non-FFO gains and losses on disposed assets and business combinations.  We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains or losses from the dispositions of real estate, impairment losses and gains and losses on business combinations.

Forward-Looking Statements

We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, including, in particular, the strength of the United States economic recovery and global economic recovery; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and development; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the cost of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.